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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33072, No. 33-49305, No. 33-54455, No. 333-57095,
No. 333-86801 and No. 333-41408) of Humana Inc. of our report dated February 4, 2002 relating to the consolidated financial statements, which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
March 28, 2002